EXHIBIT 10.1

                               EXECUTIVE AGREEMENT

      This Executive Agreement (the "Agreement") is made and entered into as of this date by and between Guitron International Inc., a Delaware corporation (the "Corporation"), and Richard Duffy ("the Executive").

      Whereas, the Corporation and the Executive desire that the term of this Agreement begin as of December 6, 1999 (the "Effective Date").

      Whereas, the Corporation desires to employ the Executive as its President, to serve in such position as its Chief Executive Officer and the Executive is willing to accept such employment by the Corporation, on the terms and subject to the conditions set forth in this Agreement.

      Now Therefore, it is agreed as follows:

1. Definitions

      For the purposes of this Agreement the following terms shall have the following meanings:

      1.1 "Change in Control" shall mean (i) the time that the Corporation first determines that any person and all other persons who constitute a group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act") have acquired direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the Corporation's outstanding securities, unless a majority of the "Continuing Directors", as that term is defined in Paragraph 1.3, approves the acquisition not later than ten (10) business days after the Corporation makes that determination, or (ii) the first day on which a majority of the members of the Corporation's Board of Directors are not "Continuing Directors."

      1.2 "Constructive Termination" shall mean termination by the Corporation of the Executive's employment by reason of material breach of this Agreement by the Corporation, such "Constructive Termination" to be effective upon 30 days written notice thereof from the Executive to the Corporation.

      1.3 "Continuing Directors" shall mean, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of that Board of Directors on December 6, 1999, (ii) has been a member of that Board of Directors for the two years


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immediately  preceding  such date of  determination,  or (iii) was nominated for election or elected to the Board of Directors with the affirmative vote of the greater of (x) a majority of the Continuing Directors who were members of the Board at the time of such nomination or election or (y) at least four Continuing Directors.

      1.4 "Effective Date" shall mean December 6, 1999

      1.5 "Termination For Cause" shall mean termination by the Corporation of the Executive's employment by the Corporation by reason of the Executive's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Corporation or by reason of the Executive's willful material breach of this Agreement which has resulted in material injury to the Corporation. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" or "deliberate" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (i) written notice to the Executive setting forth the reasons for the Corporation's intention to terminate for Cause, (ii) an opportunity on not less than 20 days written notice from the Corporation to the Executive for the Executive, together with his counsel, to be heard before the full Board of Directors of the Corporation, and (iii) delivery to the Executive of a Notice of Termination as defined in Paragraph 6.9 hereof from the Board of Directors finding that, following such hearing before the Board, in the good faith opinion of such Board, the Executive was guilty of conduct set forth above and specifying the particulars thereof in detail.

      1.6 "Termination for Good Reason" shall mean termination by the Executive of the Executive's employment by the Corporation because of: (i) a "Change in Control", as defined in Paragraph 1.1, above, (ii) a failure by the Corporation to comply with any material provision of this Agreement which has not been cured within ten (10) days after notice of such noncompliance has been given by the Executive to the Company, (iii) the determination by the Executive that because of changes in the composition or policies of the Board of Directors of the Corporation, or of other events or occurrences of material effect, that the Executive can no longer properly and effectively discharge his responsibilities as Chief Executive Officer of the Corporation after giving the Corporation not less than thirty (30) days prior written notice of the effective date of such termination, or (iv) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Paragraph 6.9 hereof (and for purposes of this agreement no such purported termination shall be effective).

      1.7 "Termination Other Than For Cause" shall mean termination by the Corporation of the Executive's employment by the Corporation (other than in a Termination for Cause) and shall include "Constructive Termination", as that term is defined in Paragraph 1.2.


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      1.8 "Termination Upon a Change in Control" shall mean a termination by the
Corporation of the Executive's employment with the Corporation within 120 days following a "Change in Control", as that term is defined in Paragraph 1.1.

      1.9 "Voluntary Termination" shall mean termination by the Executive of the Executive's employment by the Corporation other than (i) Constructive Termination, (ii) Termination Upon a Change in Control, (iii) Termination for Good Reason, and (iv) termination by reason of the Executive's death or disability as described in Paragraphs 6.4 and 6.5.

2. Employment

      During the term of this Agreement, the Executive agrees to be employed by the Corporation and to serve as its President, serving in such position as the Corporation's Chief Executive Officer or in such other positions as the Corporation shall require, and the Corporation agrees to employ and retain the Executive in such capacities.

3. Duties and Responsibilities

      The Executive shall devote a substantial portion of his business time, energy, and skill to the affairs of the Corporation, reporting to its Board of Directors, and at all times during the term of this Agreement the Executive shall have powers and duties at least commensurate with his positions as President and Chief Executive Officer.

      The Corporation hereby acknowledges that the Executive has reviewed with the Board of Directors of this Corporation, any positions held by him in other business organizations, and the Corporation agrees to and approves of the Executive's continuance in such present capacities, none of which are deemed by the Corporation to reflect a conflict of interest with the Executive's duty of loyalty to the Corporation. Any future proposed positions or activities in outside ventures shall be subject to review by the Corporation's Board of Directors, provided however, that such Board shall not prohibit any such activities unless a potential material conflict shall exist.

4. Term of Employment

      The term of employment of the Executive by the Corporation shall be for a period of three (3) years beginning with the Effective Date (the "Initial Term"), unless terminated earlier pursuant to Section 6. At any time prior to the expiration of the Initial Term, the Corporation and the Executive may by mutual written agreement extend the Executive's employment under the terms of this Agreement for such additional periods as they shall mutually agree.


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5. Salary, Benefits and Bonus Compensation

      5.1 Base Salary. As payment for the services to be rendered by the Executive as provided in Section 3, the Corporation agrees to pay to the Executive a "Base Salary" for the twelve (12) calendar months beginning the Effective Date at the rate of one hundred thousand US dollars ($100,000) per annum payable in cash, subject to annual review and increase, as the Board of Directors shall determine.

      5.2 Bonuses. The Executive shall be eligible to receive a discretionary bonus for each year (or portion thereof) during the term of this Agreement and any extensions thereof, with the actual amount of any such bonus to be determined in the sole discretion of the Board of Directors based upon its evaluation of the Executive's performance during such year. All such bonuses shall be reviewed annually by the Compensation Committee of the Board of Directors, if any shall be in existence.

      5.3 Additional Benefits. During the term of this Agreement, the Executive shall be entitled to the following fringe benefits:

            5.3.1 Executive  Benefits.   The  Executive  shall  be  eligible  to
                  participate in such of the Corporation's benefits and deferred compensation plans as are now generally available or later made generally available to executive officers of the Corporation, including, without limitation, stock option plans, profit sharing plans, annual physical examinations, dental and medical plans, personal catastrophe and disability insurance, financial planning, retirement plans and supplementary executive retirement plans, if any. For purposes of establishing the length of service under any benefit plans or programs of the Corporation, the Executive's employment with the Corporation will be deemed to have commenced on the Effective Date.

            5.3.2 Vacation.  The  Executive  shall be entitled to vacation  time during each year during the term of this Agreement and any extensions thereof, in an amount to be determined by the Board of Directors.

      5.4 Reimbursement for Expenses. During the term of this Agreement, the Corporation shall reimburse the Executive for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by the Executive in connection with his duties under this Agreement.

      5.5 Compensation Shares in Lieu of Cash Payments. Notwithstanding the requirements of Paragraph 5.1, above, the Executive and the Corporation agree and acknowledge that:

            5.5.1 From time to time, during the foreseeable future, the Corporation may not have available the financial resources to pay to the Executive, in cash, the amount of his Base Salary then due to him. In such event, with the consent of the Executive, the obligations of the


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Corporation with respect to any unpaid amount of Base Salary may be satisfied by the issuance to the Executive of shares of the common stock of the Corporation ("Compensation Shares"), which Compensation Shares shall constitute compensation pursuant to the terms of this Executive Agreement.

            5.5.2 All Compensation Shares will be issued to the Executive at a value, to be determined by the Board of Directors. Where practical, such value shall be determined to be equal to a percentage of the average of the high and low bid prices of the Corporation's common stock, during the trading period when such Compensation Shares were earned, as traded in the over-the-counter market and quoted in the OTC Bulletin Board or such other public market in the United States in which the common stock of the Corporation shall then be traded.

            5.5.3 From time to time, all or part of the Compensation Shares may be registered by the Corporation under a Registration Statement on Form S-8, including a Re-offer Prospectus, as and at such time as the Board of Directors of the Corporation or the executive committee thereof shall determine.

6. Termination

      6.1 Termination For Cause. Termination For Cause may be effected by the Corporation in accordance with the procedures set forth in Paragraph 1.5 at any time during the term of this Agreement and shall be effected by written notification to the Executive in accordance with Paragraph 6.9, below. Upon the effectiveness of a Termination For Cause, the Executive shall promptly be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension play or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, but the Executive shall not be paid any other compensation or reimbursement of any kind.

      6.2 Termination Other Than For Cause. Notwithstanding anything else in this Agreement, the Corporation may effect a Termination Other Than For Cause at any time upon giving written notice to the Executive of such termination. Upon the effectiveness of any Termination Other Than For Cause, the Executive shall promptly be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's rights under such plans (including accelerated vesting, if any, of awards granted to the Executive under the Corporation's stock option plan), accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, and all severance compensation as provided in Paragraph 7.1.


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      6.3  Termination  For Good Reason.  Notwithstanding  anything else in this
Agreement, the Executive may effect a Termination for Good Reason at any time upon giving written notice to the Corporation of such termination in accordance with the provisions of Paragraph 6.9 hereof. Upon the effectiveness of any Termination for Good Reason the Executive shall promptly be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's rights under such plans (including accelerated vesting, if any, of awards granted to the Executive under's stock option plan), accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, and all severance compensation as provided in Paragraph 7.1.

      6.4 Termination by Reason of Disability. If, during the term of this Agreement, the Executive fails to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than six (6) consecutive months, the Corporation shall have the right to terminate the Executive's employment hereunder by written notification to the Executive and payment to the Executive of all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, with the exception of medical and dental benefits which shall continue through the expiration of this Agreement, but the Executive shall not be paid any other compensation or reimbursement of any kind.

      6.5 Death. In the event of the Executive's death during the term of this Agreement, the Executive's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and the Corporation shall promptly pay to his estate or such beneficiaries as the Executive may from time to time designate all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, but the Executive's estate shall not be paid any other compensation or reimbursement of any kind.

      6.6 Voluntary Termination. In the event of a Voluntary Termination, the Corporation shall promptly pay all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay


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and any appropriate  business  expenses  incurred by the Executive in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind.

      6.7 Termination Upon a Change in Control. In the event of a Termination Upon the effectiveness of a Change in Control, the Executive shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's rights under such plans (including accelerated vesting, if any, of any awards granted to the Executive under the Corporation's Stock Option Plan), accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, and all severance compensation as provided in Paragraph 7.1.

      6.8 Constructive Termination. The Executive may give notice to the Corporation that the Corporation has effected a Constructive Termination of the Executive's employment by reason of the Corporation's material breach of this Agreement, by written notification to the Corporation in accordance with Paragraph 6.9, below. Upon the effectiveness of any Constructive Termination the Executive shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's rights under such plans (including accelerated vesting, if any, of any awards granted to the Executive under the Corporation's Stock Option Plan), accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with her duties hereunder, all to the date of termination, and all severance compensation provided in Paragraph 7.1.

      6.9 Notice of Termination. The Corporation may effect a termination of this Agreement pursuant to the provisions of this Section upon giving thirty
(30) days' written notice to the Executive of such termination. The Executive may effect a termination of this Agreement pursuant to the provisions of this Section upon giving thirty (30) days' written notice to the Corporation of such termination.

7. Severance Compensation

      7.1 Severance Compensation in the Event of: Termination Other Than for Cause Pursuant to Paragraph 6.2; Termination for Good Reason Pursuant to Paragraph 6.3,; Termination Upon a Change in Control Pursuant to Paragraph 6.7; or a Constructive Termination Pursuant to Paragraph 6.8. In the event the Executive's employment is terminated in a termination: Other Than for Cause pursuant to Paragraph 6.2; for Good Reason pursuant to Paragraph 6.3; a Change in Control pursuant to Paragraph 6.7; or a Constructive Termination pursuant to Paragraph 6.8, the Executive shall be paid as severance compensation twice the amount of his Base Salary (at the rate payable at the time of such termination), for a period of twelve (12) months from the


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date of such  termination.  Notwithstanding  anything in this  Paragraph  to the contrary, the Executive may in the Executive's sole discretion, by delivery of a notice to the Corporation within thirty (30) days following a Termination Upon a Change in Control, elect to receive as Severance Compensation a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to the Executive pursuant to this Paragraph. The Executive shall also be entitled to an accelerated vesting of any awards granted to the Executive under any of the Corporation's then effective stock option plans or any other employee compensation plans or to the extent provided in any such plans. The Executive shall continue to accrue retirement benefits and shall continue to enjoy any benefits under any plans in which the Executive is a participant to the full extent of the Executive's rights under such plans, including any perquisites provided under this Agreement, through the remaining term of this Agreement; provided, however, that the benefits under any such plans in which the Executive is a participant, including any such perquisites, shall cease upon re-employment by a new employer.

      7.2 No Severance Compensation Upon Other Termination. In the event of Termination For Cause pursuant to Paragraph 6.1, or termination by reason of the Executive's Disability or Death pursuant to Paragraphs 6.4 or 6.5, or Voluntary Termination pursuant to Paragraph 6.6 hereof, neither the Executive nor his estate shall not be paid any severance compensation.

8. Outside Activities of the Executive; Covenant Not to Compete

      The Corporation acknowledges that the Executive has commitments and business activities not related to the Corporation. There shall be no restriction on the Executive's ability to fulfill such commitments or engage in such business activities, provided that during the term of the Executive's employment under this Agreement and for a period of one year after the termination of such employment (other than a Termination Other Than For Cause or a Termination Upon Change in Control) the Executive shall not directly or indirectly compete with the Corporation and shall not divert away from, for the Executive's personal benefit, or for the benefit of an organization in which the Executive has a material financial interest, any opportunity, arising during such period, in the business segments in which the Corporation is operating at the time of such termination of employment, unless the Board of Directors of the Corporation has determined not to pursue such opportunity.

9. Payment Obligations

      The Corporation's obligation to pay the Executive the compensation and to make the arrangements provided herein shall be unconditional, and the Executive shall have no obligation whatsoever to mitigate damages hereunder. If litigation after a Change in Control shall be brought to enforce or interpret any provision contained herein, the Corporation, to the extent permitted by applicable law and the Corporation's Articles of Incorporation and Bylaws, shall


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indemnify the  Executive  for the  Executive's  reasonable  attorneys'  fees and disbursements incurred in such litigation.

10. Confidentiality

      The Executive agrees that all confidential and proprietary information relating to the business of the Corporation shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by the Corporation's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

11. Withholdings

      All compensation and benefits to the Executive hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

12. Indemnification

      In addition to any rights to indemnification to which the Executive is entitled to under the Corporation's Articles of Incorporation and Bylaws, the Corporation shall indemnify the Executive at all times during and after the term of this Agreement to the maximum extent permitted under Delaware Business Corporation Law or any successor provision thereof and any other applicable state law, and shall pay the Executive's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted under such applicable state laws.

13. Notices

      Any notices permitted or required under this Agreement shall be delivered by hand, certified mail, or recognized overnight courier, in all cases with written proof of receipt required, addressed to the parties as set forth below and shall be deemed given upon receipt to the Corporation at:

                                       Guitron International Inc.
                                       38 Place Du Commerce, Suite 230
                                       Nuns' Island, Montreal, Quebec
                                       Canada H3E 1T8

addressed to the Executive at:


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                                       Richard Duffy
                                       1660 Stravinski Street
                                       Brossard, Quebec
                                       Canada J4X 2J4

or at any other address as any party may, from time to time, designate by notice given in compliance with this Paragraph.

14. Law Governing

      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

15. General

      15.1 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

      15.2 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

      15.3 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

      15.4 Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

      15.5 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.


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      15.6 Pronouns and Plurals.  All pronouns and any variations  thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

      15.7 Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

      15.8 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

      15.9 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

      15.10 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Date: December 6, 1999
                                       GUITRON INTERNATIONAL INC.

                                       By /s/ Michael Ash
                                          ------------------------------------
                                          Michael Ash, Secretary/Treasurer

                                          /s/ Richard Duffy
                                          ---------------------
                                          Richard Duffy


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